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                                                                      EXHIBIT 35

                        [LETTERHEAD OF EKCO GROUP, INC.]

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
                                        For:       EKCO Group, Inc.

                                        Contact:   Don DeNovellis
                                                   Chief Financial Officer
                                                   (603) 888-1212

                                        Investors: Stacey Bibi/Caroline Eustace/
                                                   Bernadette Garfinkle
                                                   Morgen-Walke Associates
FOR IMMEDIATE RELEASE                              (212) 850-5600

                                        Media:     Michael McMullan/
                                                   Stacy Roth
                                                   Morgen-Walke Associates
                                                   (212) 850-5600
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EKCO GROUP, INC. ANNOUNCES EXPIRATION OF THE HART-SCOTT-RODINO WAITING
          PERIOD RELATING TO THE TENDER OFFER BY CCPC ACQUISITION
                       CORP. FOR THE STOCK OF EKCO GROUP,
                                      INC.

    Nashua, NH, September 2, 1999--EKCO Group, Inc. (ASE:EKO) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the pending acquisition of the Company by CCPC Acquisition Corp. (the parent of Corning Consumer Products Company) pursuant to a tender offer commenced on August 11, 1999 expired at 11:59 p.m. on September 1, 1999 Eastern Time.

    The tender offer and withdrawal rights thereunder will expire at 12:00 Midnight, New York City time, on Wednesday, September 8, 1999, unless the tender offer is extended. The tender offer is subject to the valid tender of at least a majority of the existing EKCO Group shares and to other customary conditions.

    EKCO Group, Inc., based in Nashua, NH, is a leading manufacturer and marketer of branded consumer products that are broadly marketed primarily through major mass merchant, supermarket, home, hardware, specialty and department stores. The Company's products include household items such as bakeware, kitchenware, pantryware, brooms, brushes and mops, as well as nonpoisonous and low-toxic household pest control products and small animal care and control products. In addition, the Company also markets pet supplies and accessories, such as ropes, chews, collars and leashes, through its subsidiary, Aspen Pet Products.
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    EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS
DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: THE IMPACT OF THE LEVEL OF EKCO'S INDEBTEDNESS; RESTRICTIVE COVENANTS CONTAINED IN EKCO'S VARIOUS DEBT DOCUMENTS; GENERAL ECONOMIC CONDITIONS AND CONDITIONS IN THE RETAIL ENVIRONMENT; EKCO'S DEPENDENCE ON A FEW LARGE CUSTOMERS; PRICE FLUCTUATIONS IN THE RAW MATERIALS USED BY EKCO; COMPETITIVE CONDITIONS IN EKCO'S MARKETS; THE TIMELY INTRODUCTION OF NEW PRODUCTS AND COSTS ASSOCIATED THEREWITH; THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; CERTAIN ASSUMPTIONS RELATED TO CONSUMER PURCHASING PATTERNS; THE SEASONAL NATURE OF EKCO'S BUSINESS; THE TIMELY IMPLEMENTATION BY EKCO OF ITS YEAR 2000 PROJECT, THE FUTURE COSTS ASSOCIATED WITH ITS YEAR 2000 PROJECT AND THE TIMELY CONVERSION BY KEY VENDORS, CUSTOMERS, SUPPLIERS AND OTHER THIRD PARTIES ON WHICH EKCO'S BUSINESS RELIES; AND THE IMPACT OF FEDERAL, STATE AND LOCAL ENVIRONMENTAL REQUIREMENTS (INCLUDING THE IMPACT OF CURRENT OR FUTURE ENVIRONMENTAL CLAIMS AGAINST EKCO). AS A RESULT, EKCO'S RESULTS MAY FLUCTUATE. ADDITIONAL INFORMATION CONCERNING RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS IS CONTAINED IN EKCO'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS REPRESENT EKCO'S BEST ESTIMATES AS OF THE DATE OF THIS PRESS RELEASE. EKCO ASSUMES NO OBLIGATION TO UPDATE SUCH ESTIMATES EXCEPT AS REQUIRED BY THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

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